[Drinker Biddle & Reath Letterhead]
December 1, 2014
Workiva Inc.
2900 University Blvd.
Ames, IA 50010
Ladies and Gentlemen:
We have acted as counsel to Workiva Inc. (the “Company”), a Delaware corporation to be formed upon the statutory conversion of Workiva LLC from a Delaware limited liability company into a Delaware corporation (the “Conversion”), in connection with the Registration Statement on Form S-1 (File No. 333-199459) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed registration by the Company of up to 8,280,000 shares of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”), including 1,080,000 shares of Common Stock to cover over-allotments, if any. The shares of Common Stock to be sold by the Company identified in the Registration Statement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance.”
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Conversion relating to the Conversion to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.1 to the Registration Statement, filed with the Commission on October 17, 2014, to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (iii) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement, filed with the Commission on October 17, 2014, (iv) the Underwriting Agreement to be entered into by and among the Company and underwriters named therein, the form of which is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), and (v) the Registration Statement.
For purposes of this opinion, we have assumed the authenticity of documents submitted to us as originals, the conformity to authentic originals of documents submitted to us as copies and the accuracy and completeness of all corporate records and other documents made available to us by the Company. We have also assumed the legal capacity of all natural persons and the genuineness of signatures. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied

Workiva Inc.
December 1, 2014

upon statements and representations of officers and other representatives of the Company and others as to factual matters.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Conversion becomes effective, (ii) the Charter is filed with the Secretary of State of the State of Delaware and (iii) the Registration Statement becomes effective under the Act, the Shares will have been duly authorized by all necessary corporate action of the Company, and when issued and delivered pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, the Shares will be validly issued, fully paid and nonassessable.
This opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.
This opinion is furnished to you in connection with the filing of the Registration Statement. It is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
Very truly yours,

/s/ Drinker Biddle & Reath LLP